                                                                     EXHIBIT 4.7


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                                 PAWNMART, INC.


                         12% Subordinated Notes due 2004





                                    INDENTURE



                       Dated as of _________________, 1999






                             TRUST MANAGEMENT, INC.,
                             a Texas trust company,
                                     Trustee




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
                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
                                    ARTICLE 1

    Definitions and Incorporation by Reference........................  1

SECTION 1.1.       Definitions........................................  1
SECTION 1.2.       Other Definitions.................................. 10
SECTION 1.3.       Incorporation by Reference of Trust Indenture Act.. 11
SECTION 1.4.       Rules of Construction.............................. 11

                                    ARTICLE 2

    The Securities.................................................... 11

SECTION 2.1.       Form and Dating.................................... 11
SECTION 2.2.       Execution and Authentication....................... 12
SECTION 2.3.       Registrar and Paying Agent......................... 12
SECTION 2.4.       Deposit of Moneys; Paying Agent To Hold
                   Money in Trust..................................... 13
SECTION 2.5.       Securityholder Lists............................... 13
SECTION 2.6.       Transfer and Exchange.............................. 13
SECTION 2.7.       Certificated Securities............................ 14
SECTION 2.8.       Replacement Securities............................. 14
SECTION 2.9.       Outstanding Securities............................. 14
SECTION 2.10.      Temporary Securities............................... 15
SECTION 2.11.      Cancellation....................................... 15
SECTION 2.12.      Defaulted Interest................................. 15
SECTION 2.13.      Record Date........................................ 16
SECTION 2.14.      CUSIP Numbers...................................... 16

                                    ARTICLE 3

    Redemption........................................................ 16

SECTION 3.1.       Notices to Trustee................................. 16
SECTION 3.2.       Selection of Securities To Be Redeemed............. 17
SECTION 3.3.       Notice of Redemption............................... 17

                                                                       Page
                                                                       ----
SECTION 3.4.       Effect of Notice of Redemption...................... 18
SECTION 3.5.       Deposit of Redemption Price......................... 18
SECTION 3.6.       Securities Redeemed in Part......................... 18

                                    ARTICLE 4

    Covenants.......................................................... 18

SECTION 4.1.       Payment of Securities............................... 18
SECTION 4.2.       SEC Reports......................................... 19
SECTION 4.3.       Limitation on Restricted Payments................... 19
SECTION 4.4.       Limitation on Sales of Assets....................... 21
SECTION 4.5.       Limitation on Transactions with Affiliates.......... 25
SECTION 4.6.       Compliance Certificate.............................. 25
SECTION 4.7.       Further Instruments and Acts........................ 25
SECTION 4.8.       Maintenance of Properties; Insurance................ 26
SECTION 4.9.       Corporate Existence................................. 26
SECTION 4.10.      Taxes............................................... 26
SECTION 4.11.      Conflicting Agreements.............................. 26

                                    ARTICLE 5

    Successor Company.................................................. 26

                                    ARTICLE 6

    Defaults and Remedies.............................................. 27

SECTION 6.1.       Events of Default................................... 27
SECTION 6.2.       Acceleration........................................ 29
SECTION 6.3.       Other Remedies...................................... 29
SECTION 6.4.       Waiver of Past Defaults............................. 29
SECTION 6.5.       Control by Majority................................. 30
SECTION 6.6.       Limitation on Suits................................. 30
SECTION 6.7.       Rights of Holders To Receive Payment................ 30
SECTION 6.8.       Collection Suit by Trustee.......................... 30
SECTION 6.9.       Trustee May File Proofs of Claim.................... 31

                                                                       Page
                                                                       ----
SECTION 6.10.      Priorities.......................................... 31
SECTION 6.11.      Undertaking for Costs............................... 31
SECTION 6.12.      Waiver of Stay or Extension Laws.................... 31

                                    ARTICLE 7

    Trustee............................................................ 32

SECTION 7.1.       Duties of Trustee................................... 32
SECTION 7.2.       Rights of Trustee................................... 33
SECTION 7.3.       Individual Rights of Trustee........................ 34
SECTION 7.4.       Trustee's Disclaimer................................ 34
SECTION 7.5.       Notice of Defaults.................................. 34
SECTION 7.6.       Reports by Trustee to Holders....................... 34
SECTION 7.7.       Compensation and Indemnity.......................... 34
SECTION 7.8.       Replacement of Trustee.............................. 35
SECTION 7.9.       Successor Trustee by Merger......................... 36
SECTION 7.10.      Eligibility; Disqualification....................... 36
SECTION 7.11.      Preferential Collection of Claims
                   Against Company..................................... 36

                                    ARTICLE 8

    Discharge of Indenture; Defeasance................................. 37

SECTION 8.1.       Discharge of Liability on Securities; Defeasance.... 37
SECTION 8.2.       Conditions to Defeasance............................ 37
SECTION 8.3.       Application of Trust Money.......................... 39
SECTION 8.4.       Repayment to Company................................ 39
SECTION 8.5.       Indemnity for Government Obligations................ 39
SECTION 8.6.       Reinstatement....................................... 39

                                    ARTICLE 9

    Subordination...................................................... 39

SECTION 9.1.       Securities Subordinated to Senior Indebtedness...... 39
SECTION 9.2.       No Payment on Securities in Certain Circumstances... 40

                                                                                 Page
                                                                                 ----
SECTION 9.3.       Securities Subordinated to Prior Payment
                   of All Senior Indebtedness on Dissolution,
                   Liquidation or Reorganization of Company...................... 41
SECTION 9.4.       Securityholders To Be Subrogated to Rights
                   of Holders of Senior Indebtedness............................. 42
SECTION 9.5.       Obligations of the Company Unconditional...................... 42
SECTION 9.6.       Trustee and Paying Agent Entitled To Assume
                   Payments Not Prohibited in Absence of Notice.................. 43
SECTION 9.7.       Application by Trustee of Monies
                   Deposited With It............................................. 43
SECTION 9.8.       Subordination Rights Not Impaired by Acts or Omissions
                   of Company or Holders of Senior Indebtedness.................. 43
SECTION 9.9.       Securityholders Authorize Trustee To
                   Effectuate Subordination of Securities........................ 44
SECTION 9.10.      Right of Trustee and Paying Agent To
                   Hold Senior Indebtedness...................................... 44
SECTION 9.11.      Article 9 Not To Prevent Events of Default.................... 44
SECTION 9.12.      No Fiduciary Duty Created to Holders
                   of Senior Indebtedness........................................ 44

                                   ARTICLE 10

    Amendments and Waivers....................................................... 45

SECTION 10.1.      Without Consent of Holders.................................... 45
SECTION 10.2.      With Consent of Holders....................................... 45
SECTION 10.3.      Compliance with Trust Indenture Act........................... 46
SECTION 10.4.      Revocation and Effect of Consents and Waivers................. 46
SECTION 10.5.      Notation on or Exchange of Securities......................... 47
SECTION 10.6.      Trustee To Sign Amendments.................................... 47
SECTION 10.7.      Payment for Consent........................................... 47

                                   ARTICLE 11

    Miscellaneous................................................................ 47

SECTION 11.1.      Trust Indenture Act Controls.................................. 47
SECTION 11.2.      Notices....................................................... 47
SECTION 11.3.      Communication by Holders with Other Holders................... 48

                                                                                 Page
                                                                                 ----
SECTION 11.4.      Certificate and Opinion as to Conditions Precedent............ 48
SECTION 11.5.      Statements Required in Certificate or Opinion................. 49
SECTION 11.6.      Rules by Trustee, Paying Agent and Registrar.................. 49
SECTION 11.7.      Legal Holidays................................................ 49
SECTION 11.8.      Governing Law................................................. 49
SECTION 11.9.      No Recourse Against Others.................................... 50
SECTION 11.10.     Successors.................................................... 50
SECTION 11.11.     Multiple Originals............................................ 50
SECTION 11.12.     Table of Contents; Headings................................... 50
SECTION 11.13.     Severability.................................................. 50

Exhibit A - Form of Security

Schedule I - Indebtedness To Be Outstanding Immediately After the Issue Date

                                 PAWNMART, INC.

Reconciliation and tie between Trust Indenture Act of 1939 ("TIA") and Indenture dated as of __________________, 1999.*

   TIA                                                   Indenture
 Section                                                  Section
---------                                                ---------

310(a)(1)       .........................................  8.10
   (a)(2)       .........................................  8.10
   (a)(3)       .........................................  N.A.
   (a)(4)       .........................................  N.A.
   (a)(5)       .........................................  8.10
   (b)          .........................................  8.8, 8.10
   (c)          .........................................  N.A.
311(a)          .........................................  8.11
   (b)          .........................................  8.11
   (c)          .........................................  N.A.
312(a)          .........................................  2.5
   (b)          .........................................  11.3
   (c)          .........................................  11.3
313(a)          .........................................  8.6
   (b)(1)       .........................................  N.A.
   (b)(2)       .........................................  8.6
   (c)          .........................................  11.2
   (d)          .........................................  8.6
314(a)          .........................................  4.2, 11.2
   (b)          .........................................  4.21
   (c)(1)       .........................................  11.4

   TIA                                                   Indenture
 Section                                                  Section
---------                                                ---------

   (c)(2)       .........................................  11.4
   (c)(3)       .........................................  N.A.
   (d)          .........................................  N.A.
   (e)          .........................................  11.5
315(a)          .........................................  8.1
   (b)          .........................................  8.5; 11.2
   (c)          .........................................  8.1
   (d)          .........................................  8.1
   (e)          .........................................  7.11
316(a)          .........................................  2.7
(last
sentence)

(a)(1)(A)       .........................................  7.5
(a)(1)(B)       .........................................  7.4
   (a)(2)       .........................................  N.A.
   (b)          .........................................  7.7
   (c)          .........................................  7.7
317(a)(1)       .........................................  7.8
   (a)(2)       .........................................  7.9
   (b)          .........................................  2.4
318(a)          .........................................  11.1

                  N.A. means Not Applicable.

------------------------
* This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture. This reconciliation and tie shall only apply subsequent to qualification of this Indenture under the TIA.

      INDENTURE dated as of _______________________, 1999, between PAWNMART, INC., a Delaware corporation (the "Company"), and TRUST MANAGEMENT, INC., a Texas trust company (the "Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12% Subordinated Notes Due 2004 (the "Securities"):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.1. DEFINITIONS.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Asset Disposition" means any direct or indirect sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers, conveyances or dispositions) of property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition of the Company's accounts receivable, lease receivables or inventory (other than the disposition of inventory pursuant to a Sale/Leaseback Transaction) at Fair Market Value in the Ordinary Course of Business, (ii) a disposition of property or assets, whether in a single transaction or a series of related transactions which constitute a single plan of disposition, that have an aggregate Fair Market Value not in excess of $____________, (iii) an operating lease entered into in the ordinary course of business with respect to property, plant or equipment that in the judgment of the Board of Directors constitutes excess capacity or (iv) a "like-kind exchange" of an asset in exchange for an asset of a third party, so long as, in the judgment of the Company's Board of Directors, the asset received by the Company in such exchange (x) has a Fair Market Value at least equal to the fair market value of the asset transferred by the Company and (y) is usable in a Permitted Line of Business to at least the same extent as the asset transferred by the Company. An Asset Disposition shall include the requisition of title to, seizure of or forfeiture of any property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any property or assets. The term "Asset Disposition" when used with respect to the Company shall not include any disposition pursuant to Article 5 which constitutes a disposition of all or substantially all the assets of the Company.

      "Authorized Denominations" shall mean denominations of $1,000, or integral multiples thereof.


INDENTURE - PAGE 1

      "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption and
(b) the amount of such payment by (ii) the sum of all such payments.

      "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

      "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

      "Business Day" means each day which is not a Legal Holiday.

      "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, excluding any debt securities convertible into such equity.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Disqualified Stock" of a Person means Redeemable Stock of such Person as to which the maturity, conversion or exchange or redemption at the option of the Holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction;

INDENTURE - PAGE 2
provided, that the foregoing shall not prohibit sales of inventory at a discount or on terms which are typical in the industry to which such inventory relates. Fair Market Value shall be determined, except as otherwise provided herein, (i) if such property or asset has a Fair Market Value less than $____________, by two officers of the Company in an Officers' Certificate delivered to the Trustee or (ii) if such property or asset has a Fair Market Value in excess of $____________, by the Board of Directors as a whole and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, of the Board of Directors delivered to the Trustee.

      "Fresh Start Accounting" means Fresh Start Accounting as described in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (Am. Inst. of Certified Public Accountants 1990), as then in effect, or any comparable statement then in effect.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied, except as otherwise expressly provided in this Indenture.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

      "Incur" means to, directly or indirectly, create, issue, assume, Guarantee, incur (by conversion, exchange or otherwise) extend, assume, or otherwise become liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurrence," "Incurred" and "Incurring" shall each have a correlative meaning.


INDENTURE - PAGE 3

      "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

         (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

         (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (iii) all Capital Lease Obligations of such Person;

         (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except any obligation to pay any portion of such purchase price that becomes due only if the earnings attributable to such property or services satisfy predetermined minimum amounts subsequent to the purchase of such property or services and the amount of such obligation cannot be determined on the date of such purchase);

         (v) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on any such letter of credit;

         (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends);

         (vii) all Indebtedness of other Persons secured by any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; and

         (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person.

For purposes of this definition, the maximum fixed redemption, repayment or repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Stock as if such Stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of

INDENTURE - PAGE 4
all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

     "Indenture Obligations" means the obligations of the Company (and any other obligor hereunder or under the Securities) to pay principal of, and premium, if any, and interest (including, without limitation, any default interest) on, the Securities when due and payable, whether at maturity, by acceleration, call for redemption or repurchase, in each case as required hereunder, and all other amounts due or to become due under or in connection with this Indenture and the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) such Person, or any purchase or acquisition of all or substantially all the business or assets of, Capital Stock, Indebtedness, any other evidence of beneficial ownership or other similar instruments issued by, such Person. In determining the amount of any Investment in respect of any property or asset other than cash, such property or asset shall be valued at its Fair Market Value at the time of such Investment (unless otherwise specified in this definition).

     "Issue Date" means the first date on which Securities are issued pursuant to this Indenture.

     "Net Cash Proceeds" from an Asset Disposition means the sum of (i) cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom and (ii) the Fair Market Value of all securities issued to the Company in connection therewith, in each case net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Disposition,
(B) all payments made on any Indebtedness which is secured by any property or assets subject to such Asset Disposition, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such

INDENTURE - PAGE 5

Asset Disposition and (C) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or assets disposed of in such Asset Disposition and retained by the Company after such Asset Disposition; provided, that, in the event that any consideration for such Asset Disposition (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment shall be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to the Company from escrow; provided, further, that any non-cash consideration received in connection with such Asset Disposition, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time and shall thereafter be applied in accordance with Section 4.4. The term "Net Cash Proceeds" from an issuance or sale of Capital Stock means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Officer" means the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and Chief Administrative Officer, any other Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

     "Opinion of Counsel" means a written opinion, in form acceptable to the Trustee, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Ordinary Course of Business" means sales or assignments of inventory or accounts receivable or the performance of services at Fair Market Value or the collection of accounts receivable in the ordinary course of business and does not include any sale, assignment or collection after the voluntary or involuntary bankruptcy of the Company, including, without limitation, those events of the type described in Section 6.1(8) and (9). The ordinary course of business shall include [(i) sales of inventory to customers, (ii) returns of merchandise to customers and (iii) pawn loans to customers].

     "Pari passu," as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other; and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

     "Permitted Investment" means an Investment by the Company in (i) receivables owing to the Company, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that nothing in this paragraph shall

INDENTURE - PAGE 6
limit in any way the ability of the Company to settle, compromise or otherwise deal with such receivables in the ordinary course of business; (ii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (iii) loans or advances, in the aggregate principal amount of $____________ outstanding from time to time, to employees of the Company made in the ordinary course of business consistent with past practices of the Company; (iv) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or in satisfaction of judgments; (v) joint ventures, whether in the form of cash or through a contribution of assets (the nature of which, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution delivered to the Trustee) in an amount not to exceed $___________________ at any one time; (vi) any other property, asset or Person if made pursuant to any written agreement of the Company in effect on the Issue Date; and (vii) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the provisions of Section 4.4 or a disposition of assets pursuant to and in compliance with the provisions of Article 5 hereof.

     "Permitted Line of Business" means (i) the line or lines of business in which the Company is engaged on the Issue Date and (ii) a line or lines of business similar or related to the line or lines of business described in the foregoing clause (i).

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

     "Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including, without limitation, upon the happening of any event) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the Holder thereof, in whole or in part.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," "refinancing" and "refinanced" shall have a correlative meaning) any Indebtedness, including Indebtedness that refinances Refinancing Indebtedness; provided, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal

INDENTURE - PAGE 7
to or less than the sum of (A) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (B) any premiums, fees and other expenses paid by the Company, as the case may be, in connection with such refinancing; provided, further, that the covenants relating to the Refinancing Indebtedness are no more restrictive in the aggregate than those of the Indebtedness being refinanced and, if the Indebtedness being refinanced is subordinated to the Securities, the Refinancing Indebtedness is at least as subordinated to the Securities as the Indebtedness being refinanced.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Securities issued under this Indenture.

     "Securities Act" means the Securities Act of 1933.

     "Senior Indebtedness" means the principal of, interest (including, without limitation, interest at the contract rate relating to such Senior Indebtedness accruing after any proceeding or event referred to in clauses (8) and (9) of
Section 6.1) on. For purposes of Section 4.4, the amount of consideration received by the Company for the assumption of Senior Indebtedness by any purchaser of the Company's property, assets or shares shall be equal to the face value of such Senior Indebtedness.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred.

     "Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $____________ and whose long-term debt is rated "A" or higher according to Moody's Investors Service, Inc. (or such equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii) and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Corporation.


INDENTURE - PAGE 8

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in, unless the context otherwise specifies.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.


INDENTURE - PAGE 9

     SECTION 1.2. OTHER DEFINITIONS.

                                                                Defined in
         Term                                                    Section
         ----                                                   ----------

"Affiliate Transaction".........................................  4.5

"Application Date"..............................................  4.4(a)

"Asset Disposition Purchase Amount".............................  4.4(a)

"Asset Disposition Purchase Date"...............................  4.4(a)

"Asset Disposition Purchase Notice".............................  4.4(d)

"Asset Disposition Purchase Offer"..............................  4.4(a)

"Asset Disposition Purchase Price"..............................  4.4(a)

"Asset Disposition Trigger".....................................  4.4(b)

"Bankruptcy Law"................................................  6.1

"covenant defeasance option"....................................  8.1(b)

"Custodian".....................................................  6.1

"Defaulted Interest"............................................  2.10

"Event of Default"..............................................  6.1

"legal defeasance option".......................................  8.1(b)

"Legal Holiday".................................................  11.7

"Notice of Default".............................................  6.1

"Paying Agent"..................................................  2.3

"Payment".......................................................  9.2

"Registrar".....................................................  2.3

"Restricted Payment"............................................  4.3

"Surviving Entity"..............................................  Article 5


INDENTURE - PAGE 10

     SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) "including" means including without limitation;

     (5) words in the singular include the plural and words in the plural include the singular; and

     (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                    ARTICLE 2

                                 THE SECURITIES

     SECTION 2.1. FORM AND DATING. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in

INDENTURE - PAGE 11
and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

     SECTION 2.2. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar (as defined below), Paying Agent (as defined below) or agent for service of notices and demands.

     SECTION 2.3. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.


INDENTURE - PAGE 12

     SECTION 2.4. DEPOSIT OF MONEYS; PAYING AGENT TO HOLD MONEY IN TRUST. Prior to 11:00 a.m. Dallas, Texas time on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.5. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.6. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

     Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     The Company shall not be required to (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, or (ii) register, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

INDENTURE - PAGE 13

     All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     SECTION 2.7. CERTIFICATED SECURITIES. The Company will issue certificated Securities. In connection with the execution and delivery of such certificated Securities, the Company shall execute and the Trustee shall, upon receipt of a written order of the Company signed by two officers, authenticate and deliver one or more certificated Securities in an equal aggregate principal amount.

     SECTION 2.8. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company.

     SECTION 2.9. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or a maturity date money sufficient to pay all principal of, and premium, if any, and interest payable on, that date with respect to the Securities (or portions thereof) to be maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company thereof or by any other Affiliate controlled by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.


INDENTURE - PAGE 14

     In determining whether the Holders of the required principal amount of Securities have (i) directed the time, method or place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred upon the Trustee; (ii) consented to the waiver of any past Event of Default (as set forth in Section 6.1 of this Indenture) and its consequences; or (iii) consented to the postponement of any interest payment, Securities owned by Affiliates of the Company shall be disregarded and considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. The Company shall notify the Trustee in writing when it or any of its Affiliates purchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so purchased or otherwise acquired.

     SECTION 2.10. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

     SECTION 2.11. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and, upon request, deliver such canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.12. DEFAULTED INTEREST. Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Securities and this Indenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

     (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special

INDENTURE - PAGE 15
     record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date.

     (ii) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, if any at all, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     SECTION 2.13. RECORD DATE. The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.4 and 6.5. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation.

     SECTION 2.14. CUSIP NUMBERS. The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as of convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                    ARTICLE 3

                                   REDEMPTION

     SECTION 3.1. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the

INDENTURE - PAGE 16
principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

     The Company shall give each notice to the Trustee provided for in this Section at least 45 days (or such lesser time as is acceptable to the Trustee) but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

     SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or, at the discretion of the Trustee, by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Authorized Denominations. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     SECTION 3.3. NOTICE OF REDEMPTION. At least 15 days but not more than 60 days before a date for redemption of Securities, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed.


     The notice shall identify the Securities to be redeemed and shall state:

     (1) the redemption date;

     (2) the redemption price;

     (3) the name and address of the Paying Agent;

     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;


INDENTURE - PAGE 17

     (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

     (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

     SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.5. DEPOSIT OF REDEMPTION PRICE. Prior to 11:00 a.m. Dallas, Texas time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.6. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    COVENANTS

     SECTION 4.1. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company acting as paying agent) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

INDENTURE - PAGE 18

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.2. SEC REPORTS. The Company shall file the annual report and other documents, reports and information required by Section 13 or 15(d) of the Exchange Act with the SEC and, upon such filing, the Company shall promptly furnish such reports, documents and information to the Trustee. The Company shall use its best efforts to remain subject to the periodic reporting requirements of Section 13 of the Exchange Act. In the event the Company is no longer subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and furnish to the Trustee and to the Securityholders the annual reports and other documents, reports and information as if it were subject to such reporting requirements; provided, however, that the Company shall not be so obligated to file such reports, documents and information with the SEC if the SEC does not permit or accept such filings, in which event such reports, documents and information shall be provided to the Trustee and the Holders at the times the Company would have been required to provide such reports, documents and information had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.3. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, directly or indirectly, (i) declare or pay any dividend on, or make any distribution on or in respect of, its Capital Stock (including any payment in connection with any merger or consolidation involving the Company), except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable solely to the Company , (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company in excess of $2,000,000 or (iii) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time of and after giving effect to the proposed Restricted Payment:

     (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom); or

     (2) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution furnished to the Trustee) declared or made since the Issue Date, would exceed, without duplication, the sum of:

INDENTURE - PAGE 19

         (A) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock, including Capital Stock of the Company issued upon conversion of convertible debt or the exercise of options, warrants or rights to purchase Capital Stock of the Company, but excluding Disqualified Stock, subsequent to the Issue Date (other than an issuance or sale to (i) an employee stock ownership plan or other trust established by the Company or (ii) management employees); and

         (B) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company upon such conversion or exchange).

     (b) The provisions of Section 4.3(a) shall not prohibit:

     (i) any purchase or redemption of Capital Stock of the Company made in exchange for, or out of the proceeds of a substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than an employee stock ownership plan or other trust established by the Company) or out of proceeds of an equity contribution made substantially concurrently with such purchase or redemption; provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.3(a)(2)(A);

     (ii) any payment in cash in lieu of the issuance of fractional shares of Capital Stock to any Holder of Capital Stock warrants of the Company outstanding on the Issue Date pursuant to the exchange of such warrants for other Capital Stock of the Company upon the exercise of such warrants pursuant to the terms thereof; provided, however, that such payment shall be excluded in the calculation of the amount of Restricted Payments;

     (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with
     Section 4.3(a); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments from and after the date of declaration of such dividend; or

     (iv) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the redemption or repurchase of Capital Stock of the Company, options in respect thereof or related rights pursuant to and in accordance with the repurchase provisions of any employee stock option or any stock purchase or other

INDENTURE - PAGE 20
     agreement between the Company and any of its management employees; provided, however, that such redemptions or repurchases pursuant to this
     Section 4.3(b)(iv) from and after the Issue Date shall not in the aggregate exceed $2,000,000, plus the amount of any net cash proceeds to the Company from sales of Capital Stock of the Company to management employees subsequent to the Issue Date.

     SECTION 4.4. LIMITATION ON SALES OF ASSETS. (a) The Company shall not make any Asset Disposition unless (i) the Company receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares, property and assets subject to such Asset Disposition, (ii) at least 75% of such consideration consists of cash, Temporary Cash Investments or the assumption of Senior Indebtedness of the Company and the release of the Company from all liability under such Senior Indebtedness, (iii) in connection with any Asset Disposition with an aggregate consideration greater than $2,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with clauses (i) and (ii) and that such Asset Disposition was approved by a majority of the Board of Directors including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution delivered to the Trustee and (iv) 100% of the Net Cash Proceeds of such Asset Disposition are applied as follows: (A) within 365 days of receipt thereof (the last day of such period, the "Application Date"), the Company may apply all or a portion of such Net Cash Proceeds to reinvestment (whether by acquisition of an existing business or expansion, including, without limitation, capital expenditures) in one or more Permitted Lines of Business, or any combination thereof, and (B) to the extent any or all of such Net Cash Proceeds are not applied as set forth above in clause (A), the Company shall apply all remaining Net Cash Proceeds of such Asset Disposition (the "Asset Disposition Purchase Amount") to an offer to purchase (an "Asset Disposition Purchase Offer") Securities, on the first Business Day occurring 60 Business Days after the Application Date (the "Asset Disposition Purchase Date") for cash at a purchase price (such price, the "Asset Disposition Purchase Price") equal to 100% of the principal amount of the Securities so purchased plus accrued and unpaid interest thereon to the Asset Disposition Purchase Date, in accordance with the procedures set forth in Section 4.4(c). Any such Net Cash Proceeds which remain after the acquisition by the Company of Securities tendered (and not withdrawn) by Securityholders pursuant to such Asset Disposition Purchase Offer in accordance with the procedures (including proration in the event of oversubscription) set forth in Section 4.4(c) shall cease to be Net Cash Proceeds.

     (b) Notwithstanding the foregoing, the Company shall not be required to make an Asset Disposition Purchase Offer until such time as the aggregate amount of Net Cash Proceeds from Asset Dispositions required to be so applied to the purchase of Securities pursuant to Section 4.4(a) exceeds $2,000,000 (the "Asset Disposition Trigger"), and then the total amount of such Net Cash Proceeds shall be required to be applied to an Asset Disposition Offer.

     (c) Within 30 Business Days of the occurrence of an Asset Disposition Trigger, (i) the Company shall notify the Trustee in writing of the Asset Disposition Trigger and shall make the Asset Disposition Purchase Offer to purchase Securities in an aggregate principal amount equal to the Asset Disposition Purchase Amount at the Asset Disposition Purchase Price on or

INDENTURE - PAGE 21
before the Asset Disposition Purchase Date, (ii) the Company shall mail a copy of the Asset Disposition Purchase Offer to each Securityholder and (iii) the Company shall cause a notice of the Asset Disposition Purchase Offer to be sent to the Dow Jones News Service or similar business news service in the United States of America. The Asset Disposition Purchase Offer shall remain open from the time such offer is made until the Asset Disposition Purchase Date. The Company shall purchase all Securities properly tendered pursuant to the Asset Disposition Purchase Offer and not withdrawn in accordance with the procedures set forth in the Asset Disposition Purchase Notice (as defined below). The Trustee shall be under no obligation to ascertain, and the Trustee shall not be deemed to have knowledge of, the occurrence of an Asset Disposition Trigger or to give notice with respect thereto other than as provided above upon receipt of notice of the occurrence of an Asset Disposition Trigger and an Asset Disposition Purchase Offer from the Company. The Trustee may conclusively assume, in the absence of receipt of notice of the occurrence of an Asset Disposition Trigger and an Asset Disposition Purchase Offer from the Company, that no Asset Disposition Trigger has occurred. The Asset Disposition Purchase Offer shall include a form of Asset Disposition Purchase Notice to be completed by the Securityholder and shall state or provide:

     (1) the nature of the Asset Dispositions resulting in the Asset Disposition Trigger, the date or dates such Asset Dispositions occurred and the amount of the Asset Disposition Purchase Amount;

     (2) that the Asset Disposition Purchase Offer is being made pursuant to this Section 4.4(c) and that Securities in an aggregate principal amount equal to the Asset Disposition Purchase Amount, selected in accordance with this Indenture (if more than such amount shall be tendered) on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in Authorized Denominations shall be purchased) from among all the Securities properly tendered pursuant to the Asset Disposition Purchase Offer, will be accepted for payment;

     (3) the date by which the Asset Disposition Purchase Notice pursuant to this Section 4.4(c) must be given;

     (4) the Asset Disposition Purchase Date;

     (5) the Asset Disposition Purchase Price;

     (6) the name and address of the Paying Agent;

     (7) that Securities must be surrendered to the Paying Agent at the office of the Paying Agent to collect payment;

     (8) information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited

INDENTURE - PAGE 22
     consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports) and (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports.

     (9) that the Asset Disposition Purchase Price for any Security as to which an Asset Disposition Purchase Notice has been duly given and not withdrawn (subject to proration if Securities with an aggregate principal amount greater than the Asset Disposition Purchase Amount are so tendered) will be paid promptly upon the later to occur of the third Business Day following the Asset Disposition Purchase Date and the time of surrender of such Security as described in clause (7);

     (10) the procedures the Holder must follow to accept the Asset Disposition Purchase Offer; and

     (11) the procedures for withdrawing an Asset Disposition Purchase Notice.

     (d) A Holder may accept an Asset Disposition Purchase Offer by delivering to the Paying Agent at the office of the Paying Agent a written notice (an "Asset Disposition Purchase Notice") at any time prior to the close of business in the location of the office of the Paying Agent on the Asset Sale Purchase Date, stating:

     (1) that such Holder elects to have a Security purchased pursuant to the Asset Disposition Purchase Offer;

     (2) the principal amount of the Security that the Holder elects to have purchased by the Company, which amount must be in an Authorized Denomination, and the certificate numbers of the Securities to be delivered by such securityholder for purchase by the Company; and

     (3) that such Security shall be purchased on the Asset Disposition Purchase Date pursuant to the terms and conditions specified in this Indenture.

     The delivery of such Security (together with all necessary endorsements, as determined by the Company) to the Paying Agent at the office of the Paying Agent prior to, on or after the Asset Disposition Purchase Date shall be a condition to the receipt by the Holder of the Asset Disposition Purchase Price therefor; provided, that such Asset Disposition Purchase Price shall be so paid pursuant to this Section 4.4(d) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Asset Disposition Purchase Notice. If at the expiration of the Asset Disposition Purchase Offer the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Disposition Purchase Amount, the Company or the Trustee shall select the Securities to be purchased on a pro rata basis (with such

INDENTURE - PAGE 23
adjustments as may be deemed appropriate by the Company so that only Securities in Authorized Denominations shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

     The Company shall purchase from the Holder thereof, pursuant to an Asset Disposition Purchase Offer made in accordance with this Section 4.4, a portion of a Security if the principal amount of such portion is an Authorized Denomination. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of such Security.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Asset Disposition Purchase Notice or written notice of withdrawal thereof.

     Upon receipt by the Paying Agent of the Asset Disposition Purchase Notice, the Holder of the Security in respect of which such Asset Disposition Purchase Notice was given shall (unless such Asset Disposition Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Asset Disposition Purchase Price with respect to such Security (subject to proration if Securities with an aggregate principal amount greater than the Asset Disposition Purchase Amount are properly tendered). Such Asset Disposition Purchase Price shall be paid to such Securityholder by the Paying Agent promptly upon the later of (a) the third Business Day following the Asset Disposition Purchase Date (provided the conditions in this Section 4.4(d) have been satisfied) and (b) the first Business Day following the time of delivery of the Security to the Paying Agent at the office of the Paying Agent by the Holder thereof in the manner required by this Section 4.4(d).

     An Asset Disposition Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Asset Disposition Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent to which the related Asset Disposition Purchase Notice was delivered at any time prior to the close of business on the Asset Disposition Purchase Date specifying, as applicable:

     (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

     (2) the principal amount of the Security (which shall be an Authorized Denomination) with respect to which such notice of withdrawal is being submitted; and

     (3) the principal amount, if any, of such Security (which shall be an Authorized Denomination) that remains subject to the original Asset Disposition Purchase Notice and that has been or will be delivered for purchase by the Company.

     No later than the date upon which written notice of an Asset Disposition Purchase Offer is delivered to the Trustee, the Company shall cause to be irrevocably deposited with the

INDENTURE - PAGE 24

Paying Agent, subject to the provisions of Section 2.4, in cash or Temporary Cash Investments an amount sufficient to pay the aggregate Asset Disposition Purchase Price, to be held for payment in accordance with the provisions of this Section.

     (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.5. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, directly or indirectly, conduct any business, enter into or permit to exist any transaction (including, without limitation, the sale, conveyance, disposition, purchase, exchange or lease of any property, the lending the borrowing or advancing of any money or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are set forth in writing,
(ii) such Affiliate Transaction is in the best interest of the Company, (iii) such Affiliate Transaction is on terms as favorable to the Company as those that could be obtained at the time of such Affiliate Transaction for a similar transaction in arm's length dealings with a Person who is not such an Affiliate and (iv) with respect to each Affiliate Transaction involving aggregate payments or value in excess of $500,000, the Company delivers to the Trustee an Officers' Certificate certifying that such Affiliate Transaction was approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution, and that such Affiliate Transaction complies with clauses (ii) and (iii), such Board Resolution to be dated within 30 days of such Affiliate Transaction.

     (b) The provisions of Section 4.5(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.3, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) loans or advances permitted under this Indenture to employees in the ordinary course of business in accordance with past practices of the Company, (iv) the payment of reasonable fees to directors of the Company who are not employees of the Company or (v) reasonable and customary indemnification arrangements between the Company and their respective directors and officers pursuant to which the Company agrees to indemnify such directors and officers against losses and expenses incurred by such directors and officers in connection with their service to the Company (to the extent that such indemnification arrangements are permitted under applicable law).

     SECTION 4.6. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

INDENTURE - PAGE 25

     SECTION 4.7. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 4.8. MAINTENANCE OF PROPERTIES; INSURANCE. The Company shall, at all times:

     (a) maintain all property and assets necessary in its business in good working order and condition (ordinary wear and tear excepted), in compliance with applicable regulations, laws or restrictions and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so its business may be properly and advantageously conducted at all times; and

     (b) maintain with recognized national or international insurance companies, or through self-insurance programs, insurance on such of its property and assets, and against such liabilities in at least such amounts, against at least such risks and with such deductibles or self-insured retentions as in each case are customarily insured against in the same general area by companies engaged in the same or a similar business and consistent with the past practices of the Company, and furnish to the Trustee an Officers' Certificate specifying the nature of the insurance carried and adequacy thereof at such times as it shall deliver to the Trustee an Officers' Certificate pursuant to Section 4.6.

     SECTION 4.9. CORPORATE EXISTENCE. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with the respective organizational documents of the Company and the rights (charter and statutory), registrations, licenses and franchises of the Company.

     SECTION 4.10. TAXES. The Company shall pay, prior to delinquency, all taxes, assessments and governmental levies, except as the same are being contested in good faith and by appropriate proceedings or where the failure to pay would not have a material adverse effect on the Company.

     SECTION 4.11. CONFLICTING AGREEMENTS. The Company shall not enter into any agreement or instrument that by its terms expressly prohibits the Company from making any payments on the Securities required by the terms hereof and thereof.



INDENTURE - PAGE 26

                                    ARTICLE 5

                                SUCCESSOR COMPANY

     The Company shall not enter into any transaction or series of transactions to consolidate, amalgamate or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all its property and assets to any Person unless (i) if the Company is a party to such transaction and is not the surviving entity (the "Surviving Entity"), the Person formed by such consolidation or amalgamation or into which the Company is merged or that acquires, by sale, conveyance, assignment, transfer, lease or other disposition, all or substantially all the properties and assets of the Company as an entirety, shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District or Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company pursuant to the Securities and the Indenture; (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company or the Surviving Entity as a result of such transaction or series of transactions as having been incurred by the Company or such Surviving Entity at the time of such transaction or series of transactions) no Default or Event of Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating (A) that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) and written instrument (if any) comply with this Indenture and (B) that upon execution and delivery of such supplemental indenture or written instrument the Company or such Surviving Entity shall be bound by the terms of this Indenture as thereby amended and this Indenture as thereby amended shall be enforceable against the Company or such Successor Entity in accordance with its terms.

     Upon any transaction involving the Company in which the Company is not the Surviving Entity, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of, and premium, if any, or interest on, the Securities.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

     SECTION 6.1. EVENTS OF DEFAULT. An "Event of Default" occurs if:

     (1) the Company fails to make any payment of interest on any Security when the same shall become due and payable, and such failure continues for a period of 30 days;

     (2) the Company (i) fails to make the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption or declaration, or otherwise or (ii) fails to redeem or purchase Securities when and to the extent required pursuant to this Indenture or the Securities;

     (3) the Company fails to comply with Article 5;

INDENTURE - PAGE 27

     (4) the Company fails to comply with Section 4.2, 4.3, 4.4, 4.5 or 4.11 (other than a failure to purchase Securities when required under Section 4.4) and such failure continues for 30 days after the notice specified below, or the Company fails to give the notice specified below;

     (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for a period of 60 days after the notice specified below or the Company fails to give the notice specified below;

     (6) Principal of or interest on any Indebtedness of the Company for borrowed money is not paid when due within any applicable grace period or any Indebtedness of the Company is accelerated by the Holders thereof, in each case, if the total amount so unpaid when due within any applicable grace period or accelerated exceeds $2,000,000;

     (7) one or more judgments or decrees aggregating in excess of $5,000,000 is rendered against the Company and is not discharged and either: (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree; or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

     (8) the Company pursuant to or within the meaning of any Bankruptcy Law:

         (A) commences a voluntary case;

         (B) consents to the entry of an order for relief against it in an involuntary case;

         (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

         (D) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (A) is for relief against the Company in an involuntary case;

         (B) appoints a Custodian of the Company or for any substantial part of its property; or

         (C) orders the winding up or liquidation of the Company; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.


INDENTURE - PAGE 28

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by reason of the provisions of Article 9 of this Indenture or by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (4) or (5) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (7) above, its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.2. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.1(8) or (9) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Trustee (who shall promptly notify the Company), may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(8) or (9) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.3. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

INDENTURE - PAGE 29

     SECTION 6.4. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal (other than principal due by reason of acceleration) of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended or waived without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.5. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or by exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.6. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

     (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.


INDENTURE - PAGE 30

     SECTION 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.8. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of interest or principal specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

     SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

     SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

         FIRST: to the Trustee for amounts due under Section 7.7;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs,

INDENTURE - PAGE 31
including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities.

     SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully refrain from doing so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

     SECTION 7.1. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default known to the
     Trustee:

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

INDENTURE - PAGE 32

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.2. RIGHTS OF TRUSTEE. (a) The Trustee may rely and shall be protected in acting or in refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete

INDENTURE - PAGE 33
authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.4. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.5. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

     SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS. If required by TIA Section 313(a), as promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.7. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon

INDENTURE - PAGE 34
request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, sale or otherwise in connection with this Indenture, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts and court costs. The Company shall indemnify the Trustee, its officers, directors, employees and agents, against any and all loss, liability damage, claim or expense (including reasonable attorneys' fees and expenses), including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

     The Trustee's right to receive payment of any amounts due under this
Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company (even though the Securities may be subordinate to such other liability or indebtedness).

     The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

     SECTION 7.8. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.


INDENTURE - PAGE 35

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

     SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $1,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Securities or Person directly controlling, controlled by or under common control with such obligor shall serve as Trustee upon the Securities. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.


INDENTURE - PAGE 36

     SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.1. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.8) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 of this Indenture, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.8), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.1(c) and 8.6, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b) Subject to Sections 8.1(c), 8.2 and 8.6, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2 (to the extent that the failure to comply with Section 4.2 shall not violate the TIA), 4.3, 4.4 and 4.5. Article 5 and the related operation of Sections 6.1(3), (4) and (5) and the operation with respect to Sections 6.1(6), (7), (8) and (9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(3), (4) or
(5) or an Event of Default specified in Sections 6.1(7), (8) or (9).

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b), the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.8, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4, 8.5 and 8.6 shall survive.

     SECTION 8.2. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:


INDENTURE - PAGE 37

     (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

     (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.1(8) or (9) with respect to the Company occurs which is continuing at the end of the period;

     (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

     (5) the deposit does not constitute a default under any other agreement binding on the Company;

     (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

INDENTURE - PAGE 38

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     SECTION 8.3. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

     SECTION 8.4. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of Dallas or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be paid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors.

     SECTION 8.5. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.6. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8.

                                    ARTICLE 9

                                  SUBORDINATION

     SECTION 9.1. SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS. The Company, for itself and its successors, and each Holder, by its acceptance of Securities, agrees that, notwithstanding anything to the contrary in Sections 6.1 and 6.2 hereof, the payment of the principal of, interest on or any other amounts due on the Securities is subordinated in right of payment, to the extent and

INDENTURE - PAGE 39
in the manner provided in this Article 9, to the prior payment in full of all Senior Indebtedness. Each Holder by its acceptance of the Securities authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and such Holder, the subordination provided in this Article 9.

     The expressions "prior payment in full," "payment in full" and "paid in full" and any other similar term or phrase when used in this Article 9 with respect to Senior Indebtedness shall mean the payment in full of such Senior Indebtedness in cash or provision for such payment in cash or otherwise in a manner satisfactory to the holders of the Senior Indebtedness.

     This Article 9 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions to the extent and in the manner provided herein.

     SECTION 9.2. NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES. (a) No direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium (if any) or interest on the Securities, or in respect of any redemption, retirement, defeasance, purchase or other acquisition of any of the Securities, and no Holder of any Security shall be entitled to receive any such payment (any of the foregoing payments or actions being referred to in this Section 9.2 as a "Payment"), on or after the occurrence of any default in the payment of principal or interest then due and payable in respect of any Senior Indebtedness (either at maturity, upon redemption, by acceleration or otherwise), unless and until such default has been waived or cured or all amounts then due and payable for principal of and interest on all Senior Indebtedness shall have been paid in full or provision therefor in cash, in cash equivalents, or in accordance with the terms of such Senior Indebtedness and the agreements, if any, under which such Senior Indebtedness was issued or created, shall have been made.

     (b) The Company may not make any Payment if a default or event of default under any agreement governing Senior Indebtedness (other than a default or event of default relating to payment of principal or interest, either at maturity, upon redemption, by declaration or otherwise) has occurred and is continuing that permits the holders of such Senior Indebtedness to accelerate its maturity (whether or not such acceleration has occurred).

     Notwithstanding the provisions of this Section 9.2(b), the Company may make Payments on the Securities when:

     (1) all defaults and events of default referred to in such notice are cured or waived; or


INDENTURE - PAGE 40

     (2) 179 days pass after such notice is given, with respect to such defaults and/or events of default so long as this Article 9 (including, without limitation, Section 9.2(a)) otherwise permits a Payment at that time.

     (c) In the event that notwithstanding the provisions of this Section 9.2 the Company shall make any Payment to the Trustee or any Holder of the Securities on account of the principal of or interest on the Securities after receiving notice (as aforesaid) of the happening of a default or event of default on Senior Indebtedness, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 9.6 and 9.7) shall be held by the Trustee or such Holder, in trust for the benefit of, and subject to Sections 9.6 and 9.7, shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness then in default held by them) for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The Company shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Indebtedness or a default which results in the acceleration of such Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness has been issued.

     SECTION 9.3. SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY. Upon any distribution or payment of assets or securities of the Company upon any dissolution, winding up, liquidation or reorganization of the Company of any kind or character (whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

     (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full (or to have such payment duly provided for) of the principal thereof and interest due thereon and other amounts due in connection therewith before the Holders are entitled to receive any payment or distribution of any assets (other than Capital Stock of the Company) on account of the principal of or interest on the Securities;

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 9, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness (pro rata as to each such holder or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid except that Holders of the Securities shall be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same degree as the Securities; and

INDENTURE - PAGE 41

     (c) in the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on the Securities before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 9.6 and 9.7) shall be received and held in trust for and shall be paid forthwith over and delivered to the holders of the Senior Indebtedness remaining unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision thereof or to or for the holders of such Senior Indebtedness, except that Holders of the Securities shall be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

     The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company's creditors.

     SECTION 9.4. SECURITYHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all Senior Indebtedness pursuant to this Article 9, the Holders of Securities shall be subrogated equally and ratably to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article 9 which otherwise would have been made to the Holders shall, as among the Company, its creditors other than holders of the Senior Indebtedness and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 9 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     SECTION 9.5. OBLIGATIONS OF THE COMPANY UNCONDITIONAL. Nothing contained in this Article 9 or elsewhere in this Indenture or in any Security is intended to or shall impair, as among the Company, its creditors other than holders of the Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal amount of and other interest (including, to the extent lawful ,any interest on overdue installments of interest) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent

INDENTURE - PAGE 42
the Trustee or any Holders from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 9 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this
Article 9, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.

     SECTION 9.6. TRUSTEE AND PAYING AGENT ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE. The Trustee and Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the Paying Agent or the taking of any other action under this Article 9 by the Trustee unless and until the Trustee or the Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness prior to the receipt of any such written notice, the Trustee and Paying Agent, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such facts exist.

     SECTION 9.7. APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT. Subject to
Article 8, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 9.1, 9.2, 9.3 and 9.4, except that, prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the other interest on any Security), the Trustee shall not have received with respect to such monies the notice provided for in Section 9.6, then the Trustee or the Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and nothing herein shall be construed to relieve any Holders from the duties imposed upon them under Section 9.3(c) with respect to monies received in violation of the provisions of this
Article 9. The foregoing shall not apply if the Company acts as its own Paying Agent.

     SECTION 9.8. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal

INDENTURE - PAGE 43
freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders. No provision in any supplemental indenture which modifies this Article 9 or otherwise affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

     SECTION 9.9. SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES. Each Holder by its acceptance of Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 9 and to protect the rights of the Holders pursuant to this Indenture and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holders. In the event of any such proceeding, until the Senior Indebtedness is paid in full in accordance with Section 9.3 (or adequate provision made for such payment), without the consent of the holders of a majority in aggregate principal amount outstanding of Senior Indebtedness, no Holder shall waive, settle or compromise any such claim or claims relating to the Securities that such Holder now or hereafter may have against the Company.

     SECTION 9.10. RIGHT OF TRUSTEE AND PAYING AGENT TO HOLD SENIOR INDEBTEDNESS. The Trustee and the Paying Agent, in their individual capacities, shall be entitled to all of the rights set forth in this Article 9 in respect of any Senior Indebtedness at any time held by either of them to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or the Paying Agent of any of its rights as such holder.

     SECTION 9.11. ARTICLE 9 NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of or other interest (including any interest on overdue installments of interest and defaulted interest) on the Securities by reason of any provision of this Article 9 shall not be construed as preventing the occurrence of an Event of Default under Section 6.1. Nothing contained in this Article 9 shall limited the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Section 6.2 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 9 of the holders, from time to time, of Senior Indebtedness.

     SECTION 9.12. NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 9, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over to deliver to the Holders or the Company or any other person, money or assets in compliance with the terms of this Indenture.

INDENTURE - PAGE 44

                                   ARTICLE 10

                             AMENDMENTS AND WAIVERS

     SECTION 10.1. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to comply with Article 5;

     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

     (4) to add Guarantees with respect to the Securities or to secure the Securities;

     (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

     (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

     (7) to provide for the acceptance of appointment hereunder by a successor Trustee; or

     (8) to make any change that does not adversely affect the rights of any Securityholder.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officer's Certificate stating that such amendment or supplement complies with the provisions of this Section 10.1.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 10.2. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. In addition, the Holders of at least a majority in principal amount of the Securities by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver may not:


INDENTURE - PAGE 45

     (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment or waiver;

     (2) reduce the rate of or extend the time for payment of interest on any Security;

     (3) reduce the principal of or extend the Stated Maturity of any Security;

     (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

     (5) make any Security payable in money other than that stated in the Security;

     (6) impair the right of any Securityholder to institute suit for enforcement of any payment on or with respect to any Security; or

     (7) make any change in Section 6.4 or 6.7 or the second sentence of this Section which adversely affects the rights of any Securityholder.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or waiver. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section.

     SECTION 10.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 10.4. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give

INDENTURE - PAGE 46
such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 10.5. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee at the written direction of the Company shall place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 10.6. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that (i) such amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied; and (ii) the Indenture together with such amendment complies with the TIA.

     SECTION 10.7. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 11

                                  MISCELLANEOUS

     SECTION 11.1. TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

     SECTION 11.2. NOTICES. Any notice or communication shall be in writing and delivered in person, by telecopier or mailed by first-class mail addressed as follows:


INDENTURE - PAGE 47
     if to the Company:

     PawnMart, Inc.
     301 Commerce Street, Suite 3600
     Fort Worth, Texas 76102
     Telecopy No. (817) 335-6430

     Attention of Chief Financial Officer

     if to the Trustee:

     TRUST MANAGEMENT, INC.
     210 West Sixth Street, Suite 605
     Fort Worth, Texas 76102
     Telecopy No. (817) 335-8434

     Attention of Corporate Trust Administration

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

     (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and


INDENTURE - PAGE 48

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 11.6. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 11.7. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 11.8. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HERETO SUBMIT TO THE JURISDICTION OF COURTS LOCATED IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

     SECTION 11.9. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee, respectively, under the Securities or this Indenture or for any claim

INDENTURE - PAGE 49
based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 11.10. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.11. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 11.12. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 11.13. SEVERABILITY. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


INDENTURE - PAGE 50

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      PAWNMART, INC.


                                      By:
                                         --------------------------------
                                         Name:
                                         Title:


                                      TRUST MANAGEMENT, INC., as Trustee


                                      By:
                                         --------------------------------
                                         Name:
                                         Title:


INDENTURE - PAGE 51

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]


                                                        $

                                                        CUSIP NO.
                                                                 ------------

                         12% Subordinated Note due 2004

Note No.
        ----------

     PAWNMART, INC., a Delaware corporation, promises to pay to ______________, or registered assigns, the principal sum of __________________ Dollars on December 31, 2004.

     Interest Payment Dates: the fifteenth day of each month, beginning with the second full calendar month following issuance.

     Record Dates: the first day of each month.

     Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                         PAWNMART, INC.

[Seal]
                                      By:
                                         --------------------------------------
                                         President and Chief Executive Officer


                                         --------------------------------------
                                         Senior Vice President and
                                              Chief Financial Officer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

TRUST MANAGEMENT, INC.,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.


By:
   ------------------------------
       Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                   12% Subordinated Note Due December 31, 2004


1.   INTEREST

     PAWNMART, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest monthly on the fifteenth day of each month (each an "Interest Payment Date") of each year, commencing on the second full calendar month following issuance. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   METHOD OF PAYMENT

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the first day of each month immediately preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money mailed to a Holder's registered address.

3.   PAYING AGENT AND REGISTRAR

     Initially, TRUST MANAGEMENT, INC., a Texas trust company ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

     The Company issued the Securities under an Indenture dated as of _______________, 1999 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are obligations of the Company limited to $10,000,000.00 aggregate principal amount (subject to Section 2.8 of the Indenture). The Indenture imposes certain limitations on the Company, including, subject to certain exceptions, limitations on the Incurrence of Indebtedness, the payment of dividends on, and redemption of, the Capital Stock of the Company, the sale by the Company of assets, transactions with Affiliates and consolidations and mergers and transfer of all or substantially all the Company's assets.

5.   OPTIONAL REDEMPTION

     The Company may redeem the Securities in whole at any time or in part at any time and from time to time at the redemption prices set forth below (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date):

             If redeemed pursuant to this Paragraph 5
             during the 12-month period ending March 31 of the years set forth below:

               Year                Percentage
               ----                -----------
               2000                   103 %
               2001                   102 %
               2002                   101 %
               2003                   100 %
               2004                   100 %

6.   NOTICE OF REDEMPTION

     Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in Authorized Denominations. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   SUBORDINATION

     The Company's payment of the principal of and interest on the Securities is subordinated and subject to the prior payment in full of the Company's Senior Indebtedness as more fully set forth in the Indenture. Each Holder of Securities by his acceptance hereof covenants and agrees that all payments of the principal and interest on the Securities by the Company shall be subordinated in accordance with Article 9 of the Indenture and each holder accepts and agrees to be bound by such provisions.

8.   DENOMINATIONS; TRANSFER; EXCHANGE

     The Securities are in registered form without coupons in Authorized Denominations. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.   PERSONS DEEMED OWNERS

     The registered Holder of this Security may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  DISCHARGE AND DEFEASANCE

     Subject to certain conditions, the Company at any time may terminate some of or all its obligation under the Securities and the Indenture if the Company deposits with the Trustee money or U.S Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.  AMENDMENT, WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add Guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.

13.  DEFAULTS AND REMEDIES

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon acceleration, redemption or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $___________________ at the time; (v) certain events of bankruptcy or insolvency with respect to the Company; and (vi) certain judgments or decrees for the payment of money in excess of $___________________ . If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.  TRUSTEE DEALINGS WITH THE COMPANY

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  AUTHENTICATION

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), COST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

18.  CUSIP NUMBERS

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  GOVERNING LAW

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     PawnMart, Inc.
     301 Commerce Street, Suite 3600
     Fort Worth, Texas 76102

     Attention of Chief Financial Officer

           -----------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint               agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.

           -----------------------------------------------------------


Date:                           Your Signature:
     -------------------                       --------------------------------

(Sign exactly as your name appears on the other side of this Security)


           -----------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 4.4 of the Indenture, check the box: [ ]



     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.4 of the Indenture, state the amount:
$
 ------------------------------

Date:                           Your Signature:
     -------------------                       --------------------------------
                                          (Sign exactly as your name appears
                                          on the other side of the Security)

Signature Guarantee:
                    ----------------------------------------------
                    (Signatures must be guaranteed by an
                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.)

                    Schedule I to 12% Subordinated Indenture


                         Indebtedness To Be Outstanding
                             ----------------------
                        Immediately After the Issue Date
                             ----------------------